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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of KeyCorp, for the registration of 632,183 Common Shares and to the incorporation by reference therein of our report dated January 14, 1999, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP



Cleveland, Ohio
September 27, 1999